Exhibit 10.5


                            EXCHANGE RIGHTS AGREEMENT

      This Exchange Rights Agreement (this "Agreement") is made as of July 23, 2000, by and between VoiceStream Wireless Corporation, a Delaware corporation ("VWC"), Providence Equity Partners III, L.P., a Delaware limited partnership ("PEP") and Providence Equity Operating Partners III, L.P., a Delaware limited partnership ("POP" and together with PEP collectively "Providence") (as amended, modified or supplemented from time to time, this "Agreement").

      WHEREAS, the parties to this Agreement are parties to that certain Purchase Agreement dated as of May 3, 1999 (the "Purchase Agreement"), by and among VWC, Cook Inlet/VoiceStream PCS, LLC, a Delaware limited liability company (the "Company"), Cook Inlet GSM Control LLC, a Delaware limited liability company (the "Control Group"), and Providence, which, among other things, provides Providence with the right to require VWC to purchase all of Providence's ownership right and Class B Interests in the Control Group under certain circumstances;

      WHEREAS, the parties to this Agreement desire to amend the Purchase Agreement pursuant to Section 4 thereof by means of this Agreement to provide Providence with certain rights to exchange Providence's ownership rights in the Control Group for shares of VWC common stock in certain circumstances in lieu of the rights provided in the Purchase Agreement, upon the terms and conditions set forth herein; and

      WHEREAS, the parties agree that the Purchase Agreement will terminate and be of no further force and effect concurrently with the consummation of the exchange of Providence's interest in Control Group for shares of VoiceStream Common Stock as set forth herein;

      NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties, intending legally to be bound, agree as follows:

1.    DEFINITIONS

      The following capitalized terms shall have the meanings specified in this
Article 1. Other terms are defined in the text of this Agreement, and throughout this Agreement those terms shall have the meanings respectively ascribed to them. Certain capitalized terms used in this Agreement and not otherwise defined herein have the meanings given such terms in the LLC Agreement.

      "CONTROL GROUP INTEREST" means the entire ownership right and Class B Interests of Providence in the Control Group under the Control Group Agreement, and any other right or Interest of Providence in the Control Group, including any security or interest received by Providence upon any reorganization, recapitalization, reformation, merger, liquidation or dissolution of the Control Group, all of which may be exchanged for an interest in VWC pursuant to the terms and conditions of this Agreement.

      "CONTROL GROUP AGREEMENT" means the Limited Liability Company Agreement of the Control Group, dated May 3, 1999, between Cook Inlet and Providence, as it may be amended




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from time to time.

      "EXCHANGE DATE" means the date that is five (5) years from the date on which the Company is initially granted Licenses that it wins in the Auction, the winning bids for which equal in the aggregate eighty percent (80%) of the total dollar amount of its winning bids in the Auction; provided that in the event that the FCC Rules are amended or a law or other legislation is passed ("Legislation") such that License forfeiture and/or violation of the C and F block eligibility requirements (as defined by the FCC Rules) would not occur as a result of the Exchange occurring sooner than five (5) years after the date of the initial License grant, then the Exchange Date shall be advanced to the earliest date that the Exchange may take place without violation of the FCC Rules, provided, that, unless waived by Providence in writing, such date shall not be earlier than (i) thirty (30) days after Providence has received written notice from VWC of such FCC Rule amendment or Legislation or (ii) if required by Providence, the date that VWC, or its Affiliate, to the extent reasonably possible, provides a legal opinion to Providence from outside counsel to VWC addressed to the Company, which counsel and opinion are acceptable to Providence, opining that an Exchange on the earlier Exchange Date (such new Exchange Date to be set forth in such legal opinion) would not result in License forfeiture or violation of the C and F block eligibility requirements.

      "EXCHANGE PERIOD" shall have the meaning set forth in Section 2.2.

      "EXCHANGE RIGHTS" means the right to exchange the Control Group Interest for shares of VWC Common Stock, in accordance with the provisions of Article 2.

      "LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of the Company, dated May 3, 1999, among the Control Group, VoiceStream PCS BTA I Corporation and VoiceStream, as it may be amended from time to time, in accordance with its terms.

      "ORGANIC CHANGE" means with respect to a Person, any recapitalization, reorganization, reclassification, spin-off, split-off, extraordinary dividend or distribution, consolidation or merger of such Person, or any successor(s) thereto, or sale of all or substantially all, in any or a series of transactions, of the assets or stock of such Person, or any successor(s) thereto, to another Person, or other transaction involving such Person, or any successor(s) thereto, which is effected in such a manner that holders of such Person's common stock, or of stock or other interests in any of the respective successors to such Person, as the case may be, are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets or other consideration with respect to or in exchange for such stock or interests. In addition to the foregoing, Organic Change will mean any transaction, or series of transactions, the result of which is (a) with respect to VWC, that the total number of shares of VWC Common Stock outstanding is less than twenty percent (20%) of the total number of shares of VWC Common Stock outstanding as of the date of execution hereof, and (b) with respect to another Person, that the total number of shares of common stock of such other Person outstanding is less than twenty percent (20%) of the total number of shares of common stock outstanding prior to the consummation of such transaction(s).

      "PERSON" means an individual, a partnership, a corporation, a limited liability company,




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an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

      "VWC COMMON STOCK" means the common stock, $.001 par value of VWC.

2.    EXCHANGE RIGHTS

2.1 GRANT OF EXCHANGE RIGHTS. In connection with the transactions contemplated by the LLC Agreement and in consideration of the suspension of the Purchase Agreement (subject to Section 3.2), VWC hereby grants to Providence, and Providence hereby accepts from VWC, the Exchange Rights. The terms and conditions of the Exchange Rights are set forth in this Article 2.

2.2   EXCHANGE   RIGHTS.   The  Exchange   Rights  shall  be  exercisable  (an
"Exchange") only on the following terms and only during the Exchange Periods described below:

(a) Providence may elect to exchange all, but not less than all, subject to Sections 2.2 (c) and (d), of the Control Group Interest in exchange for Four Million (4,000,000) shares of VWC Common Stock (the "Exchange Shares"), subject to Sections 2.3 and 2.4. No fractional shares shall be issued upon an Exchange, and in lieu thereof, Providence shall receive a cash payment equal to the product of (x) the fraction of a share of VWC Common Stock Providence would have otherwise been entitled to receive and
      (y) the average high and low trading price of VWC Common Stock as reported by the New York Stock Exchange ("NYSE") Composite Tape or the average bid and asked price of VWC Common Stock as quoted on The Nasdaq Stock Market, National Market System or equivalent ("Nasdaq"), as appropriate, for each of the ten (10) consecutive trading days ending two (2) trading days immediately prior to the date on which the Exchange occurs.

(b) To cause an Exchange, Providence shall deliver an irrevocable written notice of the same (an "Exchange Notice") to VWC by 5:00 p.m. Pacific time on the 30th day from the Exchange Date (such thirty (30)-day period shall be the "Exchange Period"); provided that if as of such time on such 30th day Providence shall not have elected to cause the Exchange then the Exchange Rights for Providence shall then immediately terminate.

(c) If, immediately prior to an Exchange, fewer than all of the Licenses have passed the period by which, under the FCC Rules, the Licenses may be held by a Person other than a Designated Entity, the Members of the Company shall form a new company (the "New Company") under the terms and conditions described below, and shall transfer, subject to the consent of the FCC, to the New Company all of the Licenses (and all corresponding assets, liabilities, capital accounts, and rights) other than the Licenses for which such period has run. The capital account of, and apportionment of liabilities to, each member of the New Company shall be determined in a manner that is consistent with the determination of the capital accounts under the LLC Agreement and, collectively and for each member, shall be allocated based on the ratio of (x) the total dollar amount of winning bids for the Licenses transferred to the New Company to (y)




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      the total dollar amount of all winning bids for Licenses by the Company
      (the "Transfer Ratio"). Correspondingly, the capital account of, and apportionment of liabilities to, each Member of the Company, as well as the number of Exchange Shares, will be allocated based on the ratio of (i) the total dollar amount of winning bids for the Licenses retained by the Company to (ii) the total dollar amount of all winning bids by the Company ("Retained Ratio"), so therefore during the Exchange Period Providence may cause an Exchange of Company Interest for a number of shares equal to the Exchange Shares multiplied by the Retained Ratio.

            At the same time that the New Company is being established, the Control Group members shall form a new Control Group ("New Control Group") as a new limited liability company which shall act as Manager of the New Company and which shall be organized and governed by a limited liability company agreement identical to the Control Group Agreement. Each member of Control Group shall have an identical percentage interest in the New Control Group as it had in Control Group immediately prior to the formulation of the New Company and such New Control Group.

 (d) The New Company shall be a limited liability company organized under the Delaware Limited Liability Company Act and shall be governed by a limited liability company agreement ("New LLC Agreement") that is identical to the LLC Agreement.

            Notwithstanding the organization of the New Company in accordance with the foregoing, this Agreement shall continue and be deemed to apply such that, where appropriate, all references to the Company and the LLC Agreement, shall be read to refer to the New Company (including the members and membership interests therein) and the New LLC Agreement, respectively. As a result, Providence shall have an Exchange Right with respect to its Company Interest in the New Company on the same terms as provided herein, except that:

            (i) the applicable Exchange Period shall be the thirty-five (35) day period that begins on the earlier of (a) the date that is six (6) years from the date on which the Company is initially granted Licenses that it wins in the Auction, the winning bids for which equal in the aggregate eighty percent (80%) of the total dollar amount of its winning bids in the Auction, or (b) the date of the five (5) year anniversary of the initial issuance of the last License won by the Company (the "Second Exchange Date"), and

            (ii) the new number of Exchange Shares for Providence's interest in the New Control Group shall be the number of Exchange Shares immediately prior to the transfer of the Licenses to the New Company multiplied by the Transfer Ratio.

(e) If as of the Second Exchange Date, fewer than all of the Licenses have passed the period by which, under the FCC Rules, the Licenses may be held by a Person other than a Designated Entity, the members of the New Company shall form a second new company (the "Second New Company"), under identical terms and conditions as described above for New Company, except that the applicable Exchange Period of Providence's Exchange Right with respect to its Control Group Interest in the Second New Control Group ("Second New Control Group") shall be the thirty-five (35) day period that




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      begins on the date of the five (5) year anniversary of the last License won by the Company in the Auction.

            At the same time that the Second New Company is being established, the Control Group members shall form the Second New Control Group as a new limited liability company which shall act as Manager of the Second New Company and which shall be organized and governed by a limited liability company agreement identical to the Control Group Agreement. Each member of the New Control Group shall have an identical percentage interest in such Second New Control Group as it had in the New Control Group immediately prior to the formation of the Second New Company and such Second New Control Group.

(f) VWC and Providence agree to structure, to the extent reasonably possible, the Exchange in a way that is tax free to Providence, VoiceStream PCS BTA I ("VoiceStream BTA") and VWC. Such structure may include a stock exchange that includes the stock of a special purpose corporation holding the Control Group Interest; provided, however, that in doing so there are no negative tax or accounting attributes of such an Exchange that adversely impact Providence, VoiceStream BTA or VWC to a greater extent than would be experienced in a direct exchange for the Control Group Interest (other than the receipt of a carry over basis due to the tax free nature of the transaction), as determined in utmost good faith by VWC in its reasonable discretion.

(g) Upon receipt of an Exchange Notice during the Exchange Period, VWC agrees that VWC shall issue to Providence, as soon as reasonably practicable but in any event no later than sixty (60) days following delivery of the Exchange Notice (the "Outside Delivery Date") the shares of VWC Common Stock issuable pursuant to Section 2.2(a), subject to Sections 2.3 and 2.4, provided that at the time of such issuance (i) VWC Common Stock must be listed or admitted for quotation on the NYSE or Nasdaq, (ii) such shares must be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens, claims and encumbrances or preemptive or similar rights, (iii) such shares must be delivered in compliance with Federal and state securities laws, (iv) such shares must be subject to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the offer and sale of such shares by Providence (the "Registration Statement") from time to time in negotiated transactions, in market transactions or otherwise and (v) such shares must be registered or qualified for offer of sale by Providence under the securities or blue sky laws of such States as Providence shall reasonably request. VWC covenants and agrees that it shall (x) prepare and file with the Securities and Exchange Commission such amendments as may be necessary to keep the Registration Statement effective until the earlier of the date all of such shares have been sold by Providence or the date all of such shares are freely tradable without registration or restriction (under Rule 144(k) promulgated under the Securities Act or otherwise), but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 promulgated thereunder, (y) cause each such state securities or blue sky registration or qualification to remain effective during the period the Registration Statement is required to be kept effective hereunder, and (z) cause the shares covered by the Registration Statement, by the date of the first sale by Providence thereunder, to be listed or admitted




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      for trading on each securities exchange (or, if applicable, the Nasdaq
      National Market System) on which VWC Common Stock is then listed or admitted for trading.

(h) In the event that, despite VWC's commercially reasonable efforts, VWC is unable to deliver shares of its Common Stock subject to an effective Registration Statement as provided pursuant to Section 2.2(g), VWC shall issue to Providence shares of its Common Stock and VWC shall enter into a Registration Rights Agreement in the form and substance of the agreement attached as Exhibit D to the LLC Agreement, which the parties hereby agree shall be amended to give Providence the benefit of the terms of any registration rights agreements entered into with other shareholders of VWC subsequent to February 11, 1999, and prior to the date of the Exchange Notice, provided that no such amendment shall reduce or diminish any of the rights of Providence as set forth in such form attached in Exhibit D to the LLC Agreement.

2.3 INCREASE OR COMBINATION OF VWC COMMON STOCK. If at any time VWC (a) pays a dividend or makes a distribution in shares of its capital stock or securities convertible or exchangeable for shares of its capital stock, (b) issues by reclassification, or (c) subdivides (by any stock split, recapitalization or otherwise) one or more classes of its outstanding shares of VWC Common Stock, into a greater number of shares, the exchange ratio in effect immediately prior to such increase shall be adjusted proportionately, and if VWC at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of common stock into a smaller number of shares, the exchange ratio in effect immediately prior to such combination shall be adjusted proportionately, in each case, to allow Providence the full benefit and effect of the increase or combination as if the Control Group Interest had been exchanged for VWC Common Stock immediately prior to the increase or combination.

2.4 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. VWC will not effect any Organic Change unless prior to the consummation thereof, the successor entity (the "Successor Entity") (if other than VWC) resulting from the Organic Change assumes by written instrument (in form and substance reasonably satisfactory to Providence) the obligation to deliver to Providence such cash, shares of stock, securities or assets or other consideration as Providence may be entitled to acquire hereunder. In addition, prior to such Organic Change, VWC shall make appropriate provisions (in form and substance reasonably satisfactory to Providence) to insure that Providence continues to have the benefit of Sections 2.3 and 2.4 hereunder with respect to increases or combinations of the Successor Entity's securities or Organic Changes of such Successor Entity. In particular, VWC shall insure that at the Exchange Date Providence shall have the right to exchange its Control Group Interest for securities, assets or other consideration comparable to that which Providence would have received if Providence had effected the Exchange immediately prior to such Organic Change in accordance with the following:

(a) In the event that through the Organic Change the Successor Entity provides VWC shareholders with cash consideration, then the Successor Entity shall, upon a subsequent Exchange, pay to Providence that amount of cash Providence would have received if it had been a holder of VWC Common Stock at the time of the Organic Change (the "Cash Consideration"), plus such amount of cash as is necessary to insure that Providence receives, upon such Exchange, interest on such amount at an annual rate




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      equal to the yield, as of the date of the Organic Change, on the U.S.
      Treasury security with a maturity date as close as practicable to the Exchange Date plus 500 basis points (the "Guaranteed Rate") from the date of the Organic Change to the date of the Exchange; provided, that prior to the effectiveness of such Organic Change, the Successor Entity shall establish and maintain, at its sole cost and expense, a letter of credit from a reputable financial institution on terms, each reasonably satisfactory to Providence (including without limitation Providence's ability to draw on such letter of credit upon delivery of appropriate notice to such financial institution) to secure the Successor Entity's obligation under this Section 2.4(a) to Providence upon any such Exchange, which letter of credit shall remain outstanding from the date of such Organic Change through the close of the Exchange Period.

(b) In the event that through the Organic Change the Successor Entity provides VWC shareholders with shares of stock, securities, assets or other non-cash consideration ("Non-cash Consideration") then the Successor Entity shall reserve for Providence such Non-cash Consideration in the amount that Providence would have received if it had been a holder of VWC Common Stock at the time of the Organic Change. During either the six
      (6)-month period following the date of the Organic Change or during the thirty (30)-day period beginning on the date that is two (2) years prior to the Exchange Date, Providence may elect (a "Cash Election") to cause Successor Entity, in lieu of reserving such Non-cash Consideration, to pay to Providence, upon a subsequent Exchange, an amount of cash equal to the fair market value of such Non-cash Consideration as of the date of the Cash Election, plus an amount of cash necessary to insure that Providence receives, on the date of such an Exchange, interest on such amount at the Guaranteed Rate from the date of the Cash Election to the date of such Exchange; provided, that the Successor Entity shall establish and maintain, at its sole cost and expense, a letter of credit from a reputable financial institution on terms, each reasonably satisfactory to Providence (including without limitation Providence's ability to draw on such letter of credit upon delivery of appropriate notice to such financial institution) to secure the Successor Entity's obligation under this Section 2.4(b), which letter of credit shall remain outstanding from the date of such Organic Change through the close of the Exchange Period.

(c) In the event that through the Organic Change the Successor Entity provides VWC shareholders with a combination of Cash Consideration and Non-cash Consideration, Section 2.4(a) shall apply to that portion of consideration that is Cash Consideration, and Section 2.4(b) shall apply to that portion of consideration that is Non-cash Consideration.

(d) In the event the Successor Entity is a Designated Entity (as defined by the FCC Rules) then the Exchange Date, and Providence's Exchange Rights under this Agreement and in particular this Article 2, shall be accelerated to the later of (i) that date on which the Organic Change becomes effective and (ii) five (5) business days following the date VWC has provided to Providence (a) notice that the Exchange Date is to be accelerated in accordance with this provision and (b) an opinion of counsel, which counsel and opinion shall be satisfactory to Providence, opining that the Successor Entity is a Designated Entity under the FCC Rules.




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2.5   RECAPTURE OF BIDDING CREDITS AND ACCELERATION OF FCC OBLIGATIONS. In the
event that an Exchange results in either (a) the recapture by the FCC of any bidding credits or other discounts received by the Company with respect to the award of Licenses in connection with the Auction, or (b) the acceleration of any obligation or debt owed to the FCC in connection with the Auction, the Company solely shall be liable to the FCC for such amounts.

2.6 REPRESENTATIONS AND WARRANTIES. VWC represents and warrants to and covenants with Providence as follows:

(a) VWC is a corporation duly organized, validly existing and in good standing under the laws of Delaware. VWC has all requisite corporate power and authority and any necessary governmental approval to own, lease and operate its properties and to carry on its business as now being conducted. VWC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

(b) VWC has filed with the SEC all documents required to be filed by it since December 31, 1998 under the Securities Act or the Exchange Act (the "VWC SEC Documents"). As of their respective filing dates, the VWC SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date so filed, and at the time filed with the SEC none of the VWC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of VWC included in the VWC SEC Documents comply as of their respective dates in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except in the case of the unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of VWC and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

(c) VWC has provided Providence with true copies of all contracts, agreements and other instruments governing the rights of Cook Inlet to exchange its interests in Control Group. Prior to the Closing of the Agreement and Plan of Merger dated as of July 23, 2000 (the "Merger Agreement"), by and among Deutsche Telekom AG and VWC, VWC agrees that no material changes will be made to such agreements that provide rights that are more favorable than those provided to Providence.

2.7 INABILITY TO PROVIDE AN EXCHANGE. Provided that Providence has performed all of its obligations under this Agreement, it shall be a breach of this Agreement by VWC if Providence is unable for any reason, including the failure of VWC Common Stock to be listed or admitted for quotation on the NYSE or Nasdaq, to effect any Exchange in accordance with the terms and




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conditions of Section 2.2(g) (or Section 2.4, if applicable), time being of the essence. VWC shall not take any action or engage in any transaction that might reasonably be deemed to have the effect of frustrating Providence's right to consummate any Exchange upon the terms set forth in this Article 2.

3.    GENERAL PROVISIONS

3.1 AMENDMENT OF AGREEMENT. Any provision of this Agreement may be amended or generally waived, but only with the prior written consent of Providence and VWC. The failure of any party to enforce any provision of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

3.2 EFFECTIVENESS; SUSPENSION OF PURCHASE AGREEMENT. The parties hereto agree that so long as this Agreement is in effect, Providence's rights under the Purchase Agreement are suspended and may not be exercised. The parties agree that in the event Providence exercises its Exchange Rights under this Agreement, the Purchase Agreement will automatically terminate. Providence shall have the right to terminate this Agreement in its sole discretion, upon written notice to VoiceStream (whereupon this Agreement will be terminated and the Purchase Agreement will no longer be suspended) upon (i) termination of the Merger Agreement, or (ii) if VoiceStream's shareholders fail to adopt and approve the transactions contemplated by the Merger Agreement at a meeting called for such purpose.

3.3 NOTICES. Notices which may or are required to be given under this Agreement by any party to another shall be given by hand delivery, or by registered or certified mail, return receipt requested by reputable overnight delivery service or by facsimile. Notices shall be addressed to the respective parties hereto at their addresses as set forth below or to such other addresses as may be designated by any party hereto by notice addressed to the other parties. Notices shall be deemed to have been given when delivered by hand, on the date indicated as the date of receipt on the return receipt, two (2) business days after being sent by reputable overnight delivery service, and when acknowledged if sent by facsimile.

3.4 AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the rights of a party under this Agreement may only be assigned to a permitted transferee of such party under the LLC Agreement.

3.5 GOVERNING LAW / RESOLUTION OF DISPUTES. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to the conflict of laws rule thereof. The parties agree that any and all disputes arising out of or in connection with the execution, interpretation, performance or nonperformance of this Agreement shall be governed by the provisions as set forth in Article 10, Dispute Resolution, in the LLC Agreement.

3.6 CONSENTS. Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.




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3.7   CAPTIONS. The captions are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

3.8 ENTIRE AGREEMENT. This Agreement and the Purchase Agreement represent the entire agreement among the parties with respect to the specific transactions contemplated herein and supersede all prior agreements, written or oral, with respect thereto.

3.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original hereof.

3.10 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement; provided that the parties shall, in good faith, negotiate fair market-based compensation to any party that loses rights hereunder pursuant to such interpretation.

3.11 INTENDED COMPLIANCE; SAVINGS CLAUSE. Notwithstanding anything in this Agreement to the contrary, if the possession or exercise of any right of the parties set forth in this Agreement would cause the Company to violate any applicable laws, including, without limitation, any FCC Rules, as in effect from time to time, or result in an adverse regulatory action or ruling by the FCC, such right shall be deemed not to exist; provided that the parties shall, in good faith, negotiate fair market-based compensation to any party that loses any right hereunder pursuant to such right being deemed not to exist.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              VOICESTREAM WIRELESS CORPORATION

                              By:  /s/ Cregg B. Baumbaugh
                                 ----------------------------------------
                                 Name:  Cregg B. Baumbaugh
                                      -----------------------------------
                                 Title: Executive Vice President -
                                       ----------------------------------
                                        Finance, Strategy and Development


                              PROVIDENCE EQUITY PARTNERS III L.P.
                              By:  Providence  Equity  GP L.P., its General
                                   Partner
                              By:  Providence Equity Partners III LLC, its
                                   General Partner

                              By:  /s/ Jonathan M. Nelson
                                 ----------------------------------------
                                 Name:  Jonathan M. Nelson
                                      -----------------------------------
                                 Title: Managing Director
                                       ----------------------------------


                              PROVIDENCE EQUITY OPERATING PARTNERS III L.P.
                              By:  Providence Equity GP L.P., its General
                                   Partner
                              By:  Providence Equity Partners III LLC, its
                                   General Partner

                              By:  /s/ Jonathan M. Nelson
                                 ----------------------------------------
                                 Name:  Jonathan M. Nelson
                                      -----------------------------------
                                 Title: Managing Director
                                       ----------------------------------


                   SIGNATURE PAGE TO EXCHANGE RIGHTS AGREEMENT




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